1 EXHIBIT 99.1

Forward-looking Statements
This presentation contains statements that are forward-looking.  Such statements are based on our current and periodic reports filed with the SEC.  Actual results could differ materially from those currently anticipated.  Certain of the information contained herein is derived from independent research reports and similar sources, which are believed by us to be reliable but which we have not independently verified and for which we cannot be responsible.  We undertake no duty or obligation to update any of the information contained in this presentation.

Consolidated Financial Results
Ampex Corporation Statement of Operations
(in thousands)
    Six months ended June 30, Twelve months ended December 31,
2005 2004 2004
Licensing revenue $ 21,300    $ 3,102        $ 72,869
Product sales and service revenue 12,452    15,700      28,582
   Total revenue 33,752    18,802      101,451
Costs and expenses 17,437    16,791      35,682
   Operating income before litigation expense 16,315    2,011        65,769
Litigation expense 6,300      2,356        4,925
Interest expense, net 1,490      4,748        9,628
Other (income) expense, net (158)       (911)         1,608
   Income (loss) before taxes 8,683      (4,182)      49,608
Provision for taxes 260         248           1,098
Net income (loss) continuing operations $ 8,423      $ (4,430)      $ 48,510

Licensing History
• Major technology leader in professional television
– 12 technical Emmys (September 2005 slow motion instant replay)
– 1 technical Oscar
• Licensed consumer products (analog VCR) since 1968
– Average annual VCR royalties $16 million from 1990 – 2000
– As early patents expired developed and patented new technology to extend life of patent licenses
• Pioneered digital video
– Digital special effects, digital still stores, digital time base correctors etc., in 1980’s
–
Invented first commercial digital image compression system
– DCT 1990’s
• Digital image compression is now used in a host of consumer products
– Cost
– Size
– Power consumption

Licensing Opportunities
• Current licensing revenues are derived from
– Digital video camcorders
– Digital still cameras
– DVD recorders
• Major focus on camera-equipped cellular telephones (still and motion video)
– Notification letters sent to major manufacturers in Q4 2004
– Technical discussions commencing in 2005
– Multi-year negotiation process expected
• Evaluating use of Ampex patents in
– Hard disk T.V. recorders
– Digital television receivers and set-top boxes

Market Size* - 2006
* Worldwide market – source IDC
N/A Hard disk recorders/set-top boxes
50.4 Camera-equipped cellular telephones
2.8 DVD recorders
31.6 Digital still cameras
9.4 Digital video camcorders
$ Billions Product

7 Key Patent Groups • Rapid image retrieval – expires Q2 2006 • Image data shuffling – expires 2012 • Feed forward quantization – expires 2013 • High speed digital image decoding – expires 2014

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AMPEX Corporation

8 Geographical Patent Coverage --- --- High Speed Decoding --- Feed Forward Quantization Image Data Shuffling --- --- --- --- Rapid Image Retrieval Taiwan Korea Japan Europe USA Patent Category

Current Royalty Agreements
Camcorders
• All significant manufacturers are now licensees
– 3 agreements provide for running royalty payments payable quarterly in arrears
– 3 agreements are prepaid through a future date
• Running royalties should increase significantly
– Sony prepayment expires in April 2006
– Sony running royalty payments scheduled to begin thereafter
– Sony’s estimated market share > 50%
– Depends on future selling prices and unit volumes
• Multiple patents in force through 2013

Current Royalty Agreements, continued
Digital Still Cameras (“DSC”)
• 13 manufacturers are now licensees, representing 80%* of U.S. sales in 2004
– Kodak District Court trial to begin in 2006
• By agreement, licensees pay only on “Rapid Image Retrieval” through expiration date
– Expires in U.S. on April 11, 2006
• If other patents are used, licensees obligated to pay beginning in April 2006
* Based on NPD Group

Current Royalty Agreements, continued
Digital Still Cameras (“DSC”), continued
• Certain licensees are providing technical cooperation in exchange for favorable royalty
– One licensee’s DSC digital compression processes appear to incorporate feed forward quantization
– Ampex submitted patent claim chart to licensee
• Ampex believes feed forward quantization may be widely used in DSC products
– Claim charts are being developed for additional manufacturers
– Technical/business meetings will be conducted over the next 6  to   9  months
• Ampex may initiate litigation in 2006 if negotiations are not productive

Ampex Data Systems Corporation
Six months ended June 30, 2005
millions %
Revenues
Product sales $4.4 35.2
Service revenues $4.4 35.2
After market and tape $3.7 29.6
$12.5 100.0
Operating income $0.7 6.6

Summary
• Baseline profitability from
– Instrumentation recorders business segment
– Digital video camcorder and DVD-R licensing
– Significant royalty increase expected from these products beginning mid 2006
• Digital still cameras
– Predominantly US royalties in 2005
– Potential to extend to worldwide royalties in 2006 if feed forward quantization or other patents are used
– DSC royalties may cease in 2006 if other patents not used
• Camera phones, set- top boxes, hard disk TV recorders and other products using similar core technology in technical evaluation or negotiating phase
• New litigation may be necessary
• Other factors
– Approximately 3.9 million diluted shares outstanding
– Tax-loss carry forwards of $178.0 million to shelter future income